EXCHANGE AGREEMENT

                                  BY AND AMONG

                                QORUS.COM, INC.,

                        KEATING REVERSE MERGER FUND, LLC,

                         SHIMING (CAYMAN) CO., LTD. AND

                  EACH STOCKHOLDER OF SHIMING (CAYMAN) CO., LTD

                          DATED AS OF FEBRUARY 23, 2006

                               EXCHANGE AGREEMENT

      THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of February 23, 2006, by and among Qorus.com, Inc., a Florida corporation ("Qorus"), Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"), Shiming (Cayman) Co., Ltd, an Exempted Company incorporated in the Cayman Islands with limited liability (the "Company"), and each of the persons listed under the caption "Shareholders" on the signature page hereof, together with each person becoming a Shareholder prior to the closing of the transactions contemplated hereunder who shall execute a counterpart signature of this Agreement, such persons being all of the shareholders of the Company. The Shareholders shall be referred to herein collectively as the "Shareholders" and individually as the "Shareholder".

                                    RECITALS

      A. The Shareholders own all of the Shares (as defined in Section 1.1) of the Company.

      B. The Company owns all of the registered capital of Shiming (Xi'an) Enterprise Management & Consulting Co., Ltd. ("WFOE"), a wholly foreign owned enterprise formed under the laws of the People's Republic of China ("PRC").

      C. Shaanxi Shiming Science & Technology Joint Stock Co., Ltd. ("Shiming") is a joint stock limited liability company organized under the laws of the PRC

      D. Shiming is engaged in the business of development and sales of high-performance broadband servers in the PRC.

      E. WFOE, Shiming and Shiming's stockholders are to enter into a series of agreements whereby WFOE shall agree to advise, consult, manage and operate Shiming's business in consideration for certain payments by Shiming to WFOE including, without limitation, a Consulting Services Agreement ("Consulting Agreement"), an Operating Agreement ("Operating Agreement"), an Option Agreement ("Option Agreement"), an Equity Pledge Agreement ("Pledge Agreement"), a Power of Attorney, Shareholders' Voting Rights Proxy Agreement and Covenant Not to Sue ("Power of Attorney"), and a Shareholders' Voting Rights Proxy Agreement ("Proxy Agreement") (collectively, theses agreements are referred to herein as the "Restructuring Agreements"), each of which shall be acceptable to Qorus.

      F. KRM Fund owns the majority of the outstanding shares of common stock of Qorus.

      G. Qorus desires to acquire all of the Shares and equity ownership of the Shareholders of the Company in exchange for certain of equity securities of Qorus, and the Shareholders desire to transfer and contribute all of their Shares and equity ownership of the Company to Qorus in exchange for certain equity securities of Qorus, on the terms and conditions hereinafter set forth.

      H. As a condition and inducement to Qorus' willingness to enter into this Agreement, at or prior to the Closing (as defined in Section 1.2), KRM Fund and each Shareholder of the Company will enter into a voting agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                    EXCHANGE

      1.1 Exchange. At the Closing and subject to and upon the terms and conditions of this Agreement, the Shareholders of the Company agree to contribute, transfer, assign and deliver to Qorus, and Qorus agrees to acquire from the Shareholders, all of the outstanding shares of capital stock of the Company ("Shares") owned by the Shareholders as specifically set forth on
Schedule 1.1 hereto. As of the Closing Date, the Shares shall constitute all of the issued and outstanding Shares and equity ownership interests of the Company. The Shares shall also include 27,952 shares of the Company's capital stock to be issued by the Company to Worldwide Gateway Co., Ltd. ("Gateway") immediately prior to the Closing for services rendered as a finder in connection with this transaction ("Gateway Shares"); as well as 97,832 shares of the Company's capital stock to be issued by the Company to HHM International, Inc. ("HHM") immediately prior to the Closing for certain pre-listing funding ("HHM Shares") The exchange of Shares contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the "Transaction" or the "Transactions".

      1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Article IX hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022 ("Company Counsel") at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Exchange Consideration. In exchange for the Shares of the Company, Qorus shall, at Closing, issue 4,250,214 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus (the "Preferred Shares"), which shall be convertible into 531,276,750 shares of Qorus' Common Stock (the "Conversion Shares"), subject to Stockholder Approval as defined in Section 4.3(a) hereof. The Conversion Shares shall represent 92% of the issued and outstanding shares of common stock of Qorus, on an as converted and fully diluted basis immediately following the Closing.

      1.4 Allocation of Preferred Shares. At the Closing, the Preferred Shares to be issued to the Shareholders of the Company in exchange for the Shares shall be issued to the respective Shareholders in proportion to their respective ownership of the Shares as described in Schedule 1.1 hereto.


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

      1.5 Delivery of Assignment of Shares. At Closing, the Company shall deliver to Qorus a certificate duly executed and authorized by the registered agent of the Company and each of the officers and directors of the Company certifying to the ownership of the Shares by each Shareholder as set forth on
Schedule 1.1 hereof, and each Shareholder shall deliver an assignment, stock power or other acceptable instrument of transfer of the Shares owned by such Shareholder, duly executed by such Shareholder with all certificates representing the Shares and such other documents as may be reasonably requested to vest in Qorus good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof). The Company shall record the transfer of the Shares described in this Section 1.5 on its transfer books.

      1.6 Issuance of Certificates Representing Qorus' Preferred Shares. At Closing, Qorus will issue the Preferred Shares to the Shareholders as provided in Section 1.4 above. The Preferred Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Shareholders without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing the Preferred Shares will contain the appropriate restrictive legends.

      1.7 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including to vest Qorus with full right, title and possession to the Shares, the Shareholders of the Company and Qorus will take all such lawful and necessary action.

      1.8 Escrow. Notwithstanding any provision of this Agreement to the contrary:

            (a) In lieu of delivering to the Shareholders certificates for the Preferred Shares, Qorus shall deliver or cause to be delivered to Guzov Ofsink, LLC, as escrow agent (the "Escrow Agent") for deposit into escrow pursuant to an escrow agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"), the certificates representing all of the Preferred Shares to be issued to the Shareholders under this Agreement other than Gateway Shares to be delivered at Closing and the shares of Common Stock issuable upon conversion of such Preferred Shares to be delivered upon conversion (collectively, the "Escrow Shares"). The certificates representing the Escrow Shares, each accompanied by stock powers duly endorsed in blank, with each Shareholder's signature medallion guaranteed by a national bank or a qualified notarization agent in China shall be held in the escrow account and disposed of by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement.

            (b) The Escrow Agreement shall provide, among other things, that the Escrow Agent shall submit such number of the Escrow Shares to Qorus' transfer agent for cancellation based on the number of shares of common stock or common stock equivalents issued by Qorus to investors during the twelve month period following the Closing ("Financings"). Specifically, for each share of Common Stock issued by Qorus in connection with any Financings and for each share of Common Stock underlying any warrant, option or convertible security issued by Qorus in connection with any Financings, the Escrow Agent shall submit one share of Common Stock (or one Common Stock equivalent in the event the Preferred Shares have not been converted) for cancellation. The shares to be so cancelled shall be allocated among the Shareholders in proportion to their respective ownership of the Shares as described in Schedule 1.1 hereto.

            (c) On the date twelve (12) months following the Closing Date, to the extent that the Escrow Shares have not been submitted for cancellation, all Escrow Shares shall be released to the Shareholders in whose name the shares are registered.

                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF MEMBERS WITH RESPECT TO SHARES

      Each Shareholder of the Company for himself only, and not with respect to any other Shareholder, hereby severally represents and warrants to, and covenants with, Qorus with respect to such Shareholder as follows:

      2.1 Ownership of Shares. Each Shareholder of the Company is both the record and beneficial owner of the Shares set forth beside such Shareholder's name on Schedule 1.1 hereto. Each Shareholder is not the record or beneficial owner of any other Shares. The information set forth on Schedule 1.1 with respect to each Shareholder is accurate and complete.

      2.2 Authority of Shareholders. Each Shareholder that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Shareholder has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement and Restructuring Agreements), and (ii) carry out each such Shareholder's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Shareholder that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which each such Shareholder has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement and Restructuring Agreements) and to carry out each such Shareholder's obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Shareholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Shareholder is a party or is bound or to which any of the Shares of such Shareholder are subject, or, to such Shareholder's knowledge, any Legal Requirement (as defined herein) to which such Shareholder is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Shares. This Agreement, and each Shareholder's ancillary documents to be executed and delivered by such Shareholder at the Closing, has been duly executed and delivered by such Shareholder (and each ancillary document to be executed and delivered by such Shareholder at or after the Closing will be duly executed and delivered by such Shareholder), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Shareholder will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Shareholder's legal, valid and binding obligation, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. For purposes of this Agreement, (x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

      2.3 Title To Shares. Each Shareholder has and shall transfer to Qorus at the Closing, good and marketable title to the Shares shown as owned of record by such Shareholder on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens"), except for 510,670 shares of the Company's capital stock which are held in trust for the benefit of certain persons under Voting Trust and Escrow Agreement dated January 25, 2006 ("Cayman Trust Agreement").

      2.4 Pre-emptive Rights. At Closing, no Shareholder has any pre-emptive rights or any other rights to acquire any Shares of the Company that have not been waived or exercised.

      2.5 Repayment of Obligations. At the Closing Date, all amounts owed to the Company, WFOE or Shiming or any Subsidiary of the foregoing (as defined in Section 3.2 hereof) by each Shareholder of the Company (regardless of whether such amounts are due and payable) shall have been paid in full.

      2.6 Acquisition of Preferred Shares for Investment.

            (a) Each Shareholder is acquiring the Preferred Shares for investment for Shareholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Preferred Shares.

            (b) Each Shareholder understands that the Preferred Shares are not registered under the Securities Act, that the issuance of the Preferred Shares (and the underlying Conversion Shares) is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder ("Regulation S"). Each Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Qorus and its securities.

            (c) Each Shareholder is not a "U.S. Person" as defined in Rule 902(k) of Regulation S. Each Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Shareholder was outside of the United States. Each certificate representing the Preferred Shares (and the underlying Conversion Shares) shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

            "THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

            "TRANSFER OF THESE SECURITIES, INCLUDING ANY SHARES OF COMMON STOCK UNDERLYING SUCH SECURITIES, IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

The Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Shareholder under this Section 2.6 shall survive the Closing.

            (d) Each Shareholder acknowledges that neither the U.S. Securities and Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (e) Each Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Qorus and its securities. To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to Qorus and the issuance of the Preferred Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of Qorus' representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Qorus set forth in this Agreement, on which each of the Shareholders have relied in making an exchange of his Shares of the Company for the Preferred Shares of Qorus.

            (f) Each Shareholder understands that the Preferred Shares (and the underlying Conversion Shares) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Shares (and the underlying Conversion Shares) or any available exemption from registration under the Securities Act, the Preferred Shares (and the underlying Conversion Shares) may have to be held indefinitely. Each Shareholder further acknowledges that the Preferred Shares (and the underlying Conversion Shares) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Qorus' compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act")).

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

      The Shareholders and the Company, hereby each represents and warrants to, and covenant with, Qorus, as follows:

      3.1 Organization and Qualification.

            (a) The Company is a company organized as an Exempted Company under the laws of the Cayman Islands with limited liability, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the Transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 11.2(b)) on the Company. The Company has complete and correct copies of the articles of organization and bylaws or similar governing, organization or charter documents (collectively referred to herein as "Charter Documents"). The Company is not in violation of any of the provisions of the Company's Charter Documents. The Company is in good standing in the Cayman Virgin Islands. The minute books or the equivalent contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records") of the Company, since the time of the Company's organization. The ownership records of the Company' Shares are true, complete and accurate records of the ownership of the Shares as of the date of such records and contain all transfers of such Shares since the time of the Company's organization ("Share Records").

            (b) WFOE is a limited liability company organized under the Company Law of the PRC and a wholly foreign owned enterprise under the wholly foreign-owned enterprises laws of the PRC, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by WFOE to be conducted. WFOE is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement, to enter into and perform all of its obligations under the Restructuring Agreements, to become, and maintain its status as, a wholly foreign owned enterprise under the laws of the PRC, and to exchange currency of the PRC into currency of the United States and vice versa without limitation subject to PRC laws, regulations and the State Administration of Foreign Exchange ("SAFE") rules and regulations, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on WFOE. WFOE is not in violation of any of the provisions of WFOE's Charter Documents. The Corporate Records of WFOE contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of WFOE's organization. The ownership records of WFOE's registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of WFOE's organization.

            (c) Shiming is a joint stock company organized under the Company Law of the PRC and a domestic company with exclusively domestic capital under the laws of the PRC, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Shiming to be conducted. Shiming is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement, and to enter into and perform all of its obligations under the Restructuring Agreements, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Shiming. Shiming is not in violation of any of the provisions of Shiming's Charter Documents. The Corporate Records of Shiming contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of Shiming's organization. Copies of such Corporate Records of Shiming have been heretofore delivered to Qorus. The ownership records of Shiming's registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of Shiming's organization.

      3.2 Subsidiaries. Set forth in Schedule 3.2 hereto is a true and complete list of all Subsidiaries of the Company, WFOE and Shiming stating, with respect to each Subsidiary, its jurisdiction of incorporation or organization, date of incorporation or organization, capitalization and equity ownership. Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted, and no Subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements, and are owned beneficially and of record by the Company as specified on Schedule 3.2, free and clear of any Lien. No Subsidiary is in violation of any of the provisions of its Charter Documents.

      Except as described in Schedule 3.2 hereto, neither the Company, WFOE or Shiming nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than the Company, WFOE, Shiming or the Subsidiaries) or has any agreement or commitment to purchase any such interest, and the Company, WFOE, Shiming and its Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity.

      For purposes of this Agreement, (i) the term "Subsidiary" shall mean any Person in which the Company, Shiming, WFOE or any Subsidiary directly or indirectly, owns beneficially securities or interests representing more than 50% of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, (ii) the term "Person" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a limited liability company, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof, and (iii) the term "Affiliated Company" or "Affiliated Companies" shall mean the Company, Shiming, WFOE and their respective Subsidiaries, individually or collectively, as the case may be.

      3.3 Capitalization.

            (a) The authorized capital stock of the Company consists of 1,250,000 shares of capital stock, par value US$0.04 per share, or an authorized capital of US$50,000. The Company will increase its authorized capital to US$100,000 prior to Closing. At the close of business on the business day prior to the date hereof, Schedule 1.1 hereto contains all of the outstanding equity securities of the Company together with the Gateway Shares and HHM Shares to be issued by the Company prior to Closing. At Closing, the Company shall, if necessary, deliver to Qorus a current and updated Schedule 1.1 showing all equity securities outstanding immediately prior to Closing, which Schedule 1.1 shall be substituted for and replace the Schedule 1.1 attached hereto as of the date of this Agreement with all references to Schedule 1.1 herein referring to the Schedule 1.1 to be delivered at Closing. All Shares on Schedule 1.1 have been validly issued, fully paid and are non-assessable. Except as set forth in
Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating the Company to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Shares, options, warrants and other securities of the Company have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 3.3 hereto, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any options or warrants as a result of the Transactions. The Company has heretofore delivered to Qorus true, complete and accurate copies of all options, warrants and other securities of the Company, if any, including any and all documents and agreements relating thereto.

            (b) WFOE has a registered capital of RMB100,000 (approximately US$12,500 and an invested capital of RMB100,000 (approximately US$12,500. WFOE is obligated to fully pay the registered capital by April 20, 2006, within three months from the issuance of its business license under the PRC laws; however, as a Closing condition, WFOE shall fully pay the registered capital by Closing as set forth in Clause 7.1(o) of this Agreement ("Capital Deposit") . Except as set forth in Schedule 3.3, there are no outstanding ownership interests, securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating WFOE to issue or grant any of the foregoing, including any pre-emptive or similar rights.

            (c) Shiming has a registered capital of RMB116,000,000. At the close of business on the business day prior to the date hereof, the holders of the registered capital of Shiming and the shares of capital stock owned by each of them shall be as set forth on Schedule 3.3 hereto. All the registered capital of Shiming has been validly issued, fully paid and are non-assessable. Except as set forth in Schedule 3.3, there are no outstanding ownership interests, securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating Shiming to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding registered capital, options, warrants and other securities of Shiming have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in
Schedule 3.3 hereto, there are no commitments or agreements of any character to which Shiming is bound obligating Shiming to accelerate the vesting of any options or warrants as a result of the Transactions. Shiming has heretofore delivered to Qorus true, complete and accurate copies of all options, warrants and other securities of Shiming, if any, including any and all documents and agreements relating thereto.

            (d) Except as set forth in this Section 3.3 or in Schedule 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Affiliated Companies, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in this
Section 3.3 or in Schedule 3.3 hereof, and except for the Option Agreement and Pledge Agreement that is to be entered into in connection with the Restructuring Documents, there are no subscriptions, options, warrants, equity securities, ownership or partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Affiliated Companies or any Shareholder are a party or by which they are bound obligating them to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any registered capital, ownership interests, partnership interests or similar ownership interests of the Affiliated Companies or obligating the Affiliated Companies to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (e) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, and except for those certain Powers of Attorney and Proxy Agreements to be entered into by the Shareholders prior to Closing which shall be acceptable to Qorus, and except for 510,670 shares of the Company's capital stock which are held in trust for the benefit of certain persons under Cayman Trust Agreement, there are no registration rights, and there is no voting trust, voting agreement, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Affiliated Companies or any Shareholder are a party or by which they are bound with respect to any shares of capital stock, registered capital, equity securities, partnership interests or similar ownership interests of any class of the Affiliated Companies, and there are no agreements to which the Affiliated Companies are a party, or which the Affiliated Companies have knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

      3.4 Authority Relative to this Agreement. The Company and each of the Shareholders has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company and each of the Shareholders of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of each Affiliated Company (including the approval by its stockholders), and no other proceedings on the part of each Affiliated Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each of the Shareholders and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company and each of the Shareholders, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company and each of the Shareholders does not, and the performance of this Agreement by the Company and each of the Shareholders shall not, (i) conflict with or violate their respective Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Affiliated Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any Affiliated Company or its Subsidiaries pursuant to, any Material Contracts (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Affiliated Companies and their Subsidiaries.

            (b) The execution and delivery of this Agreement by the Company and each of the Shareholders does not, and the performance of obligations of the Company and each of the Shareholders hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or, after the Closing, Qorus, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. Each Affiliated Company and any Subsidiaries have complied with and are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Affiliated Companies and the Subsidiaries. To the knowledge of the Company and each of the Shareholders, the businesses and activities of the Affiliated Company and any Subsidiaries have not been and are not being conducted in violation of any Legal Requirements. Each Affiliated Company and any Subsidiaries are not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 3.6, no written notice of non-compliance with any Legal Requirements relating or with respect to the business of the Affiliated Companies or any Subsidiaries has been received by the Affiliated Companies or any Subsidiaries (and each Affiliated Company has no knowledge of any material such notice delivered to any other Person). To the knowledge of the Company and each of the Shareholders, the Affiliated Companies and any Subsidiaries are not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      3.7 Financial Statements.

            (a) The Company's audited financial statements, on a consolidated basis with WFOE and Shiming, with Shiming's financial statements being the historical financial statements of the consolidated group for financial reporting purposes (including, in each case, any related notes thereto) for the last two fiscal years, which statements shall be provided to Qorus prior to Closing, were prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), fairly present in all material respects the financial position of the Company, on a consolidated basis, at the date thereof and the results of its operations and cash flows for the periods indicated on a consolidated basis, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The books of account and other financial records of the Company and Shiming have been maintained in accordance with good business practice, and the Company and Shiming maintain a system of internal controls to assure the accuracy of their financial records and statements.

      3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, the Affiliated Companies have no liabilities individually in excess of $25,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Affiliated Companies and any Subsidiaries, except: (i) liabilities provided for in or otherwise disclosed in the consolidated balance sheets of the Company (including Shiming and WFOE) as of December 31, 2005, prepared in accordance with U.S. GAAP, which have been delivered to Qorus, and (ii) such liabilities arising in the ordinary course of business of the Affiliated Companies and any Subsidiaries since December 31, 2005, none of which would have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

      3.9 Absence of Certain Changes or Events. Except as set forth in Schedule
3.9 hereto or in the consolidated balance sheets of the Company (including Shiming and WFOE) since December 31, 2005, or except with respect to the Restructuring Agreements, there has not been, with respect to any Affiliated Company or any Subsidiaries: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (v) entry into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Entity, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditing firm, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

      3.10 Litigation. Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of any Affiliated Company, threatened against the Affiliated Companies or any Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Affiliated Companies or any Subsidiaries or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      3.11 Employee Benefit Plans.

            (a) To the knowledge of the Company and each of the Shareholders, all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Affiliated Companies or any Subsidiary, or any trade or business (whether or not incorporated) which is under common control with the Affiliated Companies or any Subsidiary, with respect to which the Affiliated Companies or any Subsidiary has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the consolidated financial statements of the Company (including Shiming and WFOE). No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the knowledge of the Company and each of the Shareholders is threatened, against or with respect to any such Plan. To the knowledge of the Company and each of the Shareholders, there are no audits, inquiries or proceedings pending or, to the knowledge of the Company and each of the Shareholders, threatened by any governmental agency with respect to any Plans. To the knowledge of the Company and each of the Shareholders, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. To the knowledge of the Company and each of the Shareholders, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, subject to PRC laws, without liability to Qorus or the Affiliated Companies or any Subsidiary (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

            (b) Except as disclosed on Schedule 3.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, officer, director or employee of the Affiliated Companies or any Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits

      3.12 Labor Matters. Except as disclosed in Schedule 3.12 hereto, the Affiliated Companies and any Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Affiliated Companies or any Subsidiary nor does any Affiliated Company know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. Except as disclosed on Schedule
3.13 hereto, to the knowledge of the Company and each of the Shareholders, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Affiliated Companies or any Subsidiary or to which the Affiliated Companies or any Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Affiliated Companies or any Subsidiary, any acquisition of property by the Affiliated Companies or any Subsidiary or the conduct of business by the Affiliated Companies or any Subsidiary as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or any Subsidiaries.

      3.14 Title to Property.

            (a) All land use rights owned by the Affiliated Companies and any Subsidiary (including land use rights, improvements and fixtures thereon, easements and rights of way) (the "Real Property") is shown or reflected on the U.S. GAAP Financial Statements (as defined in Section 6.4(c) hereof). The Affiliated Companies and any Subsidiary have good, valid and marketable title to the Real Property, and except as set forth in the U.S. GAAP Financial Statements or on Schedule 3.14 hereto, all of the Real Property is held free and clear of all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby.
Schedule 3.14 hereto is a list of all options or other contracts under which any Affiliated Company or any Subsidiary has a right to acquire any interest in real property.

            (b) All leases of real property held by the Affiliated Companies and any Subsidiary and all personal property and other property and assets of the Affiliated Companies and any Subsidiary (other than Real Property) owned, used or held for use in connection with the business of the Affiliated Companies and any Subsidiaries (the "Personal Property") are shown or reflected on the U.S. GAAP Financial Statements. The Affiliated Companies and any Subsidiary own and have good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the U.S. GAAP Financial Statements or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Affiliated Companies or any Subsidiaries.

            (c) All leases pursuant to which an Affiliated Company or a Subsidiary leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Affiliated Companies or any Subsidiary or, to the knowledge of the Company and each of the Shareholders, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or any Subsidiaries.

      3.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto, to the knowledge of the Company and each of the Shareholders:

                  (i) The Affiliated Companies and each Subsidiary have timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Affiliated Companies and each Subsidiary with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. The Affiliated Companies and each Subsidiary have paid all Taxes shown to be due on such Returns.

                  (ii) All Taxes that the Affiliated Companies and each Subsidiary are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (iii) The Affiliated Companies and each Subsidiary have not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Affiliated Companies or any Subsidiary, nor have the Affiliated Companies or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Affiliated Companies or any Subsidiary by any Tax authority is presently in progress, nor have the Affiliated Companies or any Subsidiary been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by the Affiliated Companies or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Affiliated Companies or any Subsidiary or any representative thereof.

                  (vi) The Affiliated Companies and each Subsidiary have no liability for any unpaid Taxes which have not been accrued for or reserved on Shiming's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Affiliated Companies or any Subsidiary in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Affiliated Companies or any Subsidiaries.

      3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company and each of the Shareholders: (i) the Affiliated Companies and each Subsidiary have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Affiliated Companies and each Subsidiary (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Affiliated Companies and each Subsidiary were not contaminated with Hazardous Substances during the period of ownership or operation by the Affiliated Companies or any Subsidiary; (iv) the Affiliated Companies and each Subsidiary are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Affiliated Companies and each Subsidiary have not been associated with any release or threat of release of any Hazardous Substance; (vi) the Affiliated Companies and each Subsidiary have not received any notice, demand, letter, claim or request for information alleging that the Affiliated Companies or any Subsidiary may be in violation of or liable under any Environmental Law; and
(vii) the Affiliated Companies and each Subsidiary are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            As used in this Agreement, the term "Environmental Law" means all applicable central, federal, provincial, state, local or municipal law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law

      3.17 Brokers; Third Party Expenses. Except as set forth on Schedule 3.17, neither the Affiliated Companies nor, to the knowledge of the Company, the Shareholders, have incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Prior to Closing, the Company will issue the Gateway Shares as a finder's fee in connection with the transactions contemplated under this Agreement. Except as disclosed on Schedule 3.17, no ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of the Affiliated Companies or Qorus are payable to any third party by the Affiliated Company or any Shareholder as a result of this Transaction.

      3.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents") worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, "Trademarks"), worldwide; (vii) all databases and data collections and all rights therein; and
(viii) all moral and economic rights of authors and inventors, however denominated.

            "the Company Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, the Affiliated Companies or any Subsidiary.

            "the Company Products" means all current versions of products or services of the Affiliated Companies or any Subsidiary.

            (a) Except as disclosed on Schedule 3.18, to the knowledge of the Company and each of the Shareholders, the Company Intellectual Property and the Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Affiliated Companies or any Subsidiary, or which may affect the validity, use or enforceability of such the Company Intellectual Property or the Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

            (b) Except as disclosed on Schedule 3.18 hereto, to the knowledge of the Company and each of the Shareholders, the Affiliated Companies and any Subsidiaries either own and have good and marketable title to each material item of the Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or have one or more licenses sufficient for use of the Company Intellectual Property by the Affiliated Companies and any Subsidiary; and the Affiliated Companies and any Subsidiaries are the owner or licensee of all material Trademarks used in connection with the operation or conduct of the business of the Affiliated Companies and any Subsidiaries including the sale of any the Company Products.

            (c) The operation of the business of the Affiliated Companies and any Subsidiaries as such business currently is conducted, including the use of any product, device or process, to the knowledge of the Company and each of the Shareholders and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      3.19 Agreements, Contracts and Commitments.

            (a) For purposes of this Agreement, (i) the term "Contracts" shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which the Affiliated Companies or any Subsidiary is a party or by or to which any of the properties or assets of the Affiliated Companies or any Subsidiary may be bound, subject or affected (including without limitation notes or other instruments payable to the Affiliated Companies), and the term "Material Contracts" shall mean (x) each Contract, other than the Restructuring Documents, (I) providing for payments (present or future) to the Affiliated Companies or any Subsidiary in excess of $100,000 in the aggregate, or (II) under which or in respect of which the Affiliated Companies presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, and (y) without limitation of subclause (x), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Affiliated Companies or any Subsidiary;

                  (ii) any guaranty, direct or indirect, by the Affiliated Companies or any Subsidiary or any officer, director or 5% or more stockholder ("Insider") of the Affiliated Companies or any Subsidiary of any obligation of the Affiliated Companies or any Subsidiary for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Affiliated Companies or any Subsidiary or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Affiliated Companies or any Subsidiary;

                  (iv) any obligation to register any shares of the capital stock or other securities of the Affiliated Companies or any Subsidiary with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by the Affiliated Companies or any Subsidiary of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract with the Affiliated Companies or any Subsidiary to which any Insider of the Affiliated Companies or Subsidiary is a party.

            (b) Each Material Contract was entered into at arms' length and in the ordinary course, is in full force and effect and, to the knowledge of the Company and each of the Shareholders, is valid and binding upon and enforceable against each of the parties thereto. The Restructuring Agreements, the Option Agreement and the Authorizations are each valid and binding upon and enforceable against each of the parties thereto under the laws of the PRC and the laws of any other jurisdiction which may be applicable, and true, correct and complete copies of each such agreement have been attached as Exhibits hereto.

            (c) Except as set forth in Schedule 3.19, neither the Affiliated Companies or any Subsidiary nor, to the knowledge of the Company and each of the Shareholders, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries. Each Material Contract to which the Affiliated Companies or any Subsidiary is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

      3.20 Insurance. The Affiliated Companies maintain all insurance required under PRC laws and regulations (the "Insurance Policies").

      3.21 Governmental Actions/Filings; Approvals. Except as set forth in
Schedule 3.21, the Affiliated Companies and each Subsidiary hold, and/or have made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by the Affiliated Companies and any Subsidiaries of their business (as presently conducted and to be conducted following the Closing) including, without limitation: (i) with respect to WFOE, the receipt of any and all certifications, registrations and approvals required to qualify as a wholly foreign owned enterprise ("WFOE Certification"), which WFOE certifications do not expire for a period of 20 years from the date of issuance on January 20, 2006, subject to the Capital Deposit being made by April 20, 2006 under PRC Laws, but which Capital Deposit shall be made prior to Closing, and (ii) with respect to WFOE and the Company, it has received any and all foreign exchange certifications and approvals from, the appropriate national and local branches of the State Administration of Foreign Exchange ("SAFE Certifications") in the PRC, which SAFE Certifications were issued on February 6, 2006 and allow WFOE to exchange currency of the PRC into currency of the United States and vice versa, subject to the PRC laws and SAFE rules and regulations, except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries. The disclosure statements required by the Shareholders are to be filed with the appropriate local branch of the State Administration of Foreign Exchange in full compliance with applicable PRC laws prior to Closing ("Disclosure Statements").

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      3.22 Interested Party Transactions. Except as set forth in the Schedule
3.22 hereto or as reflected in the financial statements to be delivered hereunder, no employee, officer, director or stockholder of the Affiliated Companies or any Subsidiary or a member of his or her immediate family is indebted to the Affiliated Companies or any Subsidiary, nor are the Affiliated Companies or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Affiliated Companies and any Subsidiaries, and (iii) for other employee benefits made generally available to all employees. Except as set forth in
Schedule 3.22, to the knowledge of the Company and each of the Shareholders, none of such individuals has any direct or indirect ownership interest in any Person with whom the Affiliated Companies or any Subsidiary is affiliated or with whom the Affiliated Companies or any Subsidiary has a contractual relationship, or any Person that competes with the Affiliated Companies or any Subsidiary, except that each employee, officer, director or stockholder of the Affiliated Companies and any Subsidiary and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Affiliated Companies or any Subsidiary. Except as set forth in Schedule 3.22, to the knowledge of the Affiliated Companies, no employee, officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Affiliated Companies or any Subsidiary (other than such contracts as relate to any such individual ownership of interests in or securities of the Affiliated Companies).

      3.23 Board of Director Approval. The board of directors of the Company or similar governing body has, as of the date of this Agreement, unanimously approved, subject to the approval of all of the members or stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the members' or stockholders' approval and adoption of this Agreement and approval of the Transaction as provided in the applicable Charter Documents.

      3.24 Management. During the past five year period, to the knowledge of the Company and each of the Shareholders, no current or former officer or director or member or stockholder of the Affiliated Companies or any Subsidiary has been the subject of:

            (a) a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

            (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

            (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

                  (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                  (ii) Engaging in any type of business practice; or

                  (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

            (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

            (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

            (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

      3.25 Representations and Warranties Complete. The representations and warranties of the Shareholders and the Company included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure in respect of any other representation and warranty.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES WITH RESPECT TO QORUS

      Qorus and KRM Fund represent and warrant to, and covenant with, the Company, as follows:

      4.1 Organization and Qualification.

            (a) Qorus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Qorus to be conducted. To its knowledge, Qorus is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Qorus to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Qorus. Complete and correct copies of the Charter Documents of Qorus, as amended and currently in effect, have been heretofore delivered to the Company. Qorus is not in violation of any of the provisions of Qorus' Charter Documents.

            (b) Qorus is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Qorus.

      4.2 Subsidiaries. As of the date of this Agreement, except for Qorus Acquisition, Inc. which is a wholly-owned subsidiary of Qorus, Qorus has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Qorus has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      4.3 Capitalization.

            (a) The authorized capital stock of Qorus consists of 50,000,000 shares of common stock, par value $0.001 per share ("Qorus Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share ("Qorus Preferred Stock"), of which 5,000,000 shares will be designated as Series A Convertible Preferred Stock pursuant to the Articles of Amendment to the Articles of Incorporation of Qorus.com, Inc. ("Articles of Amendment"), which are attached hereto as Exhibit C. At the close of business on the business day prior to the date hereof, (i) 49,184,800 shares of Qorus Common Stock were issued and outstanding (which includes 3,010,000 shares of Qorus Common Stock issued and held in treasury, which will be cancelled prior to Closing), all of which are validly issued, fully paid and non-assessable; (ii) no shares of Qorus Preferred Stock were issued and outstanding; (iii) 23,200 shares of Qorus Common Stock were reserved for issuance upon the exercise of outstanding options to purchase the Company Common Stock granted to certain Persons, of which 20,000 options are exercisable at $0.01 per share without expiration and 3,200 options are exercisable at $5.00 per share expiring October 25, 2006 ("the Company Stock Options"); (iv) no shares of Qorus Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Qorus Common Stock ("Qorus Warrants"); (v) no shares of Qorus Preferred Stock were reserved for issuance to any party (other than the Shareholders in accordance with this Agreement); and
(vi) no shares of Qorus Common Stock were reserved for issuance upon the conversion of Qorus Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All outstanding shares of Qorus Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Prior to Closing, there will be an aggregate of 5,000,000 shares of authorized but unissued shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), which, subject to the approval of Qorus' stockholders to effect the Reverse Split (as defined below) and to increase the number of authorized capital stock of Qorus, which in any case shall be required to have occurred subsequent to the Closing ("Stockholder Approval"): (i) shall be convertible into 625,000,000 shares of Common Stock on a pre-Reverse Split basis, based on a conversion rate of 125 shares of Common Stock on a pre-Reverse Split basis for each share of Series A Preferred Stock. Upon the issuance of the shares of the Series A Preferred Stock, and, subject to the Stockholder Approval, the Conversion Shares issuable upon conversion thereof, when issued, will be validly issued, fully paid and non-assessable. The term "Reverse Split" is defined in Section 6.15(a) hereof. Immediately following the Transaction, the Shareholders will own 92% of the total combined voting power of all classes of Qorus stock entitled to vote on a fully diluted basis.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Qorus, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for this Agreement or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Qorus is a party or by which it is bound obligating Qorus to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Qorus or obligating Qorus to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. To Qorus' knowledge, there is no plan or arrangement to issue Qorus Common Stock or Qorus Preferred Stock except as set forth in this Agreement. Except as contemplated by this Agreement and except as set forth in
Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Qorus is a party or by which it is bound with respect to any equity security of any class of Qorus.

      4.4 Authority Relative to this Agreement. Qorus and KRM Fund have full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Qorus has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out their obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Qorus of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Qorus (including the approval by its Board of Directors) and on the part of KRM Fund (by its Board of Managers), and no other corporate proceedings on the part of Qorus are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Qorus and KRM Fund and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Qorus and KRM Fund, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. Upon the Stockholder Approval, which in any case shall be required to have occurred subsequent to the Closing, the Series A Preferred Stock will be convertible into duly authorized, validly issued, fully paid and non-assessable shares of Qorus' Common Stock.

      4.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Qorus and the execution and delivery of each ancillary document to be delivered by Qorus hereunder do not, and the performance of this Agreement and each such ancillary document by Qorus shall not: (i) conflict with or violate Qorus' Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Qorus' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Qorus pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Qorus.

            (b) Except for: (i) the filing of the Articles of Amendment with the appropriate authorities and pursuant to the laws of the State of Florida, and
(ii) the requirement to obtain the Stockholder Approval which in any case shall be required to have occurred subsequent to the Closing, the execution and delivery of this Agreement by Qorus does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Qorus is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Qorus, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      4.6 Compliance. To Qorus' knowledge, Qorus has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Qorus. To Qorus' knowledge, the businesses and activities of Qorus have not been and are not being conducted in violation of any Legal Requirements. Qorus is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to Qorus' knowledge, no written notice of non-compliance with any Legal Requirements has been received by Qorus.

      4.7 SEC Filings; Financial Statements.

            (a) Qorus has made available to the Company a correct and complete copy, or there has been available on EDGAR copies, of each report, registration statement and definitive proxy statement filed by Qorus with the SEC for the 36 months prior to the date of this Agreement (the "Qorus SEC Reports"), which, to Qorus' knowledge, are all the forms, reports and documents filed by Qorus with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Qorus' knowledge, the Qorus SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Qorus SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Qorus makes no representation or warranty whatsoever concerning the Qorus SEC Reports as of any time other than the time they were filed.

            (b) To Qorus' knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Qorus SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Qorus at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Qorus taken as a whole.

            (c) Qorus has previously furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Qorus with the SEC pursuant to the Securities Act or the Exchange Act.

            (d) To the extent received by KRM Fund, Qorus has provided to the Company copies of all correspondence received by it from the SEC during the 36 months prior to the date of this Agreement.

      4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto, Qorus has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Qorus, except (i) liabilities provided for in or otherwise disclosed in Qorus SEC Reports filed prior to the date hereof,
(ii) liabilities incurred since September 30, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on Qorus, and (iii) those liabilities and obligations specifically set forth in Section 6.11.

      4.9 Absence of Certain Changes or Events. Except as set forth in Schedule
4.9 hereto or in Qorus SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2005, there has not been: (i) any Material Adverse Effect on Qorus, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Qorus' capital stock, or any purchase, redemption or other acquisition by Qorus of any of Qorus' capital stock or any other securities of Qorus or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series A Preferred Stock, any split, combination or reclassification of any of Qorus' capital stock, (iv) any granting by Qorus of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Qorus of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Qorus of any increase in severance or termination pay or any entry by Qorus into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Qorus of the nature contemplated hereby, (v) entry by Qorus into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Qorus with respect to any Governmental Entity, (vi) any material change by Qorus in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Qorus, (vii) any issuance of capital stock of Qorus, or (viii) any revaluation by Qorus of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Qorus other than in the ordinary course of business.

      4.10 Litigation. Except as set forth on Schedule 4.10 hereto or in Qorus SEC Reports, there are no claims, suits, actions or proceedings pending or to Qorus' knowledge, threatened against Qorus, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Qorus or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      4.11 Employee Benefit Plans. Except as disclosed on Schedule 4.11 hereto or in Qorus SEC Reports, Qorus does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Qorus, or
(ii) result in the acceleration of the time of payment or vesting of any such benefits.

      4.12 Labor Matters. Qorus is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Qorus, nor does Qorus know of any activities or proceedings of any labor union to organize any such employees.

      4.13 Restrictions on Business Activities. To Qorus' knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Qorus or to which Qorus is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Qorus, any acquisition of property by Qorus or the conduct of business by Qorus as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Qorus.

      4.14 Title to Property. Qorus does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Qorus has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      4.15 Taxes. Except as set forth in Schedule 4.15 hereto, to Qorus' knowledge:

            (a) Qorus has timely filed all Returns required to be filed by Qorus with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. Qorus has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Qorus is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Qorus has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Qorus, nor has Qorus executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Qorus by any Tax authority is presently in progress, nor has Qorus been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Qorus has been proposed in writing, formally or informally, by any Tax authority to Qorus or any representative thereof.

            (f) Qorus has no liability for any unpaid Taxes which have not been accrued for or reserved on Qorus' balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Qorus in the ordinary course of business.

      4.16 Environmental Matters. Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Qorus' knowledge: (i) Qorus has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Qorus (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Qorus were not contaminated with Hazardous Substances during the period of ownership or operation by Qorus; (iv) Qorus is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Qorus has not been associated with any release or threat of release of any Hazardous Substance; (vi) Qorus has not received any notice, demand, letter, claim or request for information alleging that Qorus may be in violation of or liable under any Environmental Law; and (vii) Qorus is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      4.17 Brokers. Except for Qorus' obligations under the Financial Advisory Agreement (as defined in Section 6.11), Qorus has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.18 Intellectual Property. Qorus does not own, license or otherwise have any right, title or interest in any Intellectual Property.

      4.19 Agreements, Contracts and Commitments.

            (a) Except for the Financial Advisory Agreement, any agreement with Florida Atlantic Stock Transfer, Inc. ("Transfer Agent"), the agreement with Vero Management, LLC which will be terminated prior to Closing, or except as set forth on Schedule 4.19 or in Qorus SEC Reports, to Qorus' knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, to which Qorus is a party or by or to which any of the properties or assets of Qorus may be bound, subject or affected, which are not cancelable by Qorus with 30 days notice ("Qorus Contracts").

            (b) To Qorus' knowledge, each Qorus Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Qorus Contracts (or written summaries in the case of oral Qorus Contracts) and of all outstanding offers or proposals of Qorus have been heretofore delivered to the Company.

            (c) Neither Qorus nor, to the knowledge of Qorus, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Qorus Contract, and no party to any Qorus Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Qorus. Each agreement, contract or commitment to which Qorus is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Qorus.

      4.20 Insurance. Qorus does not maintain any Insurance Policies.

      4.21 Governmental Actions/Filings. To its knowledge, Qorus has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Qorus of its businesses (as presently conducted) or used or held for use by Qorus, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect. To Qorus' knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to Qorus' knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Qorus to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      4.22 Interested Party Transactions. Except as set forth in the Schedule
4.22 hereto or in Qorus' SEC Reports, no employee, officer, director or stockholder of Qorus or a member of his or her immediate family is indebted to Qorus, nor is Qorus indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Qorus, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to Qorus' knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Qorus is affiliated or with whom Qorus has a material contractual relationship, or any Person that competes with Qorus, except that each employee, stockholder, officer or director of Qorus and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Qorus. Except as set forth in Schedule 4.22, to Qorus' knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Qorus (other than such contracts as relate to any such individual ownership of capital stock or other securities of Qorus).

      4.23 Indebtedness; Qorus Assets. Except as set forth on Schedule 4.23, Qorus has no indebtedness for borrowed money. Immediately prior to the Closing, Qorus will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Qorus with respect to the period prior to Closing which remain unpaid, which Qorus shall be responsible for payment following the Closing pursuant to Section 6.11 hereof ("Cash Reserve").

      4.24 Over-the-Counter Bulletin Board Quotation. Qorus Common Stock is quoted on the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Qorus' knowledge, threatened against Qorus by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Qorus Common Stock on the OTC BB.

      4.25 Exchange Act Compliance. Qorus is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of Qorus Common Stock have been registered under Section 12(g) of the Exchange Act, and Qorus is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Qorus.

      4.26 Board Approval. The Board of Directors of Qorus (including any required committee or subgroup of the Board of Directors of Qorus) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

      4.27 Representations and Warranties Complete. The representations and warranties of Qorus and KRM Fund included in this Agreement and any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure in respect of any other representation and warranty.

                                    ARTICLE V

                            CONDUCT PRIOR TO CLOSING

      5.1 Conduct of Business by the Affiliated Companies and Qorus. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Affiliated Companies and any Subsidiaries and Qorus shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement, the Restructuring Documents or set forth on the Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Affiliated Companies and any Subsidiaries and Qorus shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Except with respect to the Restructuring Agreements and the Manufacturing Agreements (as defined herein), transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall any party license on an exclusive basis or sell any Intellectual Property;

            (c) Except for employment agreements in the ordinary course or otherwise scheduled or set forth in this Agreement including Schedule 5.1, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, membership interests or ownership interests, or split, combine or reclassify any capital stock, membership interests or ownership interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, membership interests or ownership interests, other than the issuance of the Gateway Shares and HHM Shares by Qorus prior to Closing;

            (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, membership interests or ownership interests, except repurchases of unvested shares, membership interests or ownership interests at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (e) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, membership interests, ownership interests or convertible or exchangeable securities (except relating to employment and similar agreements);

            (f) Except for the Articles of Amendment to be filed by Qorus, amend its Charter Documents;

            (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Qorus or the Affiliated Companies or any Subsidiary, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services (except for the transactions contemplated under the Debt Repayment Agreement as defined in Section 7.1(l) hereof);

            (h) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (i) Incur any indebtedness for borrowed money in excess of $100,000 other than re-financing existing debts, in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Qorus or the Affiliated Companies or any Subsidiary, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in the ordinary course of business of such party;

            (j) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

            (k) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement)in excess of $100,000 other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of the Affiliated Companies or of any Subsidiary or of Qorus, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Affiliated Companies or any Subsidiary or Qorus is a party or a beneficiary;

            (l) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of the Affiliated Companies or any Subsidiary or Qorus, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (m) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (n) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period, other than in the ordinary course or otherwise provided in this Agreement and employment agreements which may be entered into by the Affiliated Companies or any Subsidiary;

            (o) Settle any litigation in excess of $100,000;

            (p) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (q) Form, establish or acquire any Subsidiary;

            (r) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (s) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (r) above.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 Board of Directors of Qorus. At Closing, the current board of directors of Qorus shall deliver duly adopted resolutions to: (a) set the size of Qorus' board of directors to five (5) members effective as of the Closing;
(b) elect the following persons to Qorus' board of directors effective as of the
Closing: (i) Shiming Wang, who shall be a management member of Qorus' board of directors ("Management Director"); and (ii) one member recommended by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on Qorus' audit and compensation committee, and otherwise must be acceptable to Shiming Wang, which acceptance shall not be unreasonably withheld ("KRM Fund Director"); (iii) one person who shall have been selected by Shiming Wang and shall be an independent director ("Independent Director"); and
(iv) two persons who shall have been selected by Shiming Wang and may be either independent or non-independent directors ("Other Directors"); provided, however, that Shiming Wang hereby agrees that within ninety (90) days after the Closing, the majority of the members of the board shall be independent; and (c) accepting the resignations of the current officers and directors of Qorus effective as of the Closing ("Resolutions"). At Closing, the current officers and director of Qorus shall deliver their resignations, as appropriate, as officers and directors of Qorus to be effective upon the Closing (the "Resignations"). Prior to Closing, the Company shall deliver or cause to be delivered to Qorus completed and signed director and officer questionnaires ("Questionnaires") in the English language for the Management Director, KRM Fund Director, Independent Director, Other Directors, and each officer to be appointed by Qorus following Closing, and any designations or appointments of the foregoing officers and directors shall be subject to Qorus' receipt of the completed and signed Questionnaires ("D&O Information"). Each Shareholder shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that each Shareholder will vote their Qorus' Preferred Shares (or in the event of conversion, the Conversion Shares) to elect the KRM Fund Director to Qorus' board of directors for a period of one year following the Closing. Within ninety
(90) days following the Closing, Qorus' board of directors will satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or American Stock Exchange ("AMEX") as selected by Qorus, whether or not Qorus' Common Stock is listed or quoted, or qualifies for listing or quotation, on such national exchanges.

      6.2 Undertaking by Accountant. On or before the Closing, the Company shall obtain, and deliver to Qorus, an undertaking from Moore Stephens (Hong Kong) ("Accountant"), in a form and substance satisfactory to Qorus ("Accountant Undertaking"), providing that: (i) the Accountant has agreed to an engagement with Qorus to serve as its certified public accountants following the Closing for its fiscal year ending December 31, 2006 for purposes of auditing and reviewing the financial statements of Qorus and the Affiliated Companies, on a consolidated basis, to comply with Qorus' ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), (iv) the Accountant shall provide its consent to the use of Qorus' audited financial statements and accompanying reports, including such consolidated financial statements, in any regulatory filing by Qorus prior to or following the Closing, (v) consenting to the use of its name and the disclosure of its engagement by Qorus in the Change of Accountant Form 8-K (as defined in Section 6.3), and (vi) the Accountant shall have determined to the satisfaction of Qorus that the financial statements of Qorus and the Affiliated Companies may be consolidated for financial reporting purposes under U.S. GAAP and SEC rules following the Closing, with the financial statements of Shiming being the historical financial statements for financial reporting purposes. A signed copy of the engagement letter between Qorus and the Accountant shall be attached to the Accountant Undertaking.

      6.3 Change of Accountants. At Closing, Qorus shall prepare the Form 8-K announcing the change in Qorus' certifying accountants from KBA Group LLP ("Qorus' Accountant") to the Accountant effective as of or following the Closing ("Change of Accountant Form 8-K"), in a form acceptable to the Company and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Qorus' Accountant shall have issued its resignation letter to Qorus resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      6.4 Other Actions.

            (a) At least ten (10) days prior to Closing, Qorus shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 Information Statement"), and Qorus shall file the 14f-1 Information Statement with the SEC and mail the same to each of Qorus' stockholders.

            (b) At least five (5) days prior to Closing, the Company shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to the Affiliated Companies, any other information required in connection with Qorus ceasing to be a shell company as a result of the Transaction, the U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to Qorus and in a format acceptable for EDGAR filing. Prior to Closing, the Company shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). At the Closing, Qorus shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (c) At least ten (10) days prior to the Closing, the Company, shall deliver to Qorus the audited financial statements of the Company, on a consolidated basis with WFOE and Shiming, with Shiming's financial statements being the historical financial statements of the consolidated group for financial reporting purposes, for the last two fiscal years ended, which financials statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved, and shall fairly present in all material respects the financial position of the Company, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated on a consolidated basis (the "U.S. GAAP Financial Statements").

            (d) The U.S. GAAP Financial Statements shall have been audited by the Accountant and shall be acceptable to Qorus.

            (e) At least ten (10) days prior to the Closing, the Company shall deliver to Qorus pro forma financial statements for the Company, Shiming, WFOE and Qorus, on a consolidated basis, giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by the Accountant, shall be in a format acceptable for inclusion on the Transaction 8-K and shall be acceptable to Qorus.

      The Affiliated Companies and Qorus shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Affiliated Companies and Qorus shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of the Affiliated Companies and Qorus shall act reasonably and as promptly as practicable.

      6.5 Required Information. In connection with the preparation of the Transaction Form 8-K, the 14f-1 Information Statement and the Press Release, and for such other reasonable purposes, the Affiliated Companies and Qorus each shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors and officers of Qorus to be elected effective as of the Closing pursuant to
Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of the Affiliated Companies and Qorus or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      6.6 Confidentiality; Access to Information.

            (a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

                  (i) The Company will afford Qorus and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Affiliated Companies and any Subsidiaries, as Qorus may reasonably request. No information or knowledge obtained by Qorus in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) Qorus will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Qorus during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Qorus, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      6.7 No Solicitation. Other than with respect to the Transaction, each of the Affiliated Companies and Qorus agrees that neither it nor any of its officers, directors, managers, or managing members shall, and that it shall direct and use its reasonable best efforts to cause its and its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of it, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Qorus Common Stock or the Company's Shares (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of the Affiliated Companies and Qorus further agree that they and their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Affiliated Companies and Qorus agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Affiliated Companies and Qorus agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Qorus, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Qorus' board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Qorus' board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Qorus from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      6.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Qorus will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to the Company to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

      6.9 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Qorus and its board of directors and the Affiliated Companies and any Subsidiaries and the Shareholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Qorus or any Affiliated Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) The Affiliated Companies and Shareholders shall give prompt notice to Qorus upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of the Affiliated Companies or Shareholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Qorus shall give prompt notice to the Affiliated Companies and Shareholders upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Qorus to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      6.10 Reserved.

      6.11 Absence of Material Liabilities. Immediately prior to Closing, Qorus shall have no material liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, in the form attached hereto as Exhibit D ("Financial Advisory Agreement"), (ii) any agreement with the Transfer Agent, (iii) Qorus Contracts disclosed under Section 4.19 hereto, and (iv) accounts payable and accrued expenses of Qorus with respect to the period prior to Closing. Qorus will establish the Cash Reserve provided for in Section 4.23 in an amount equal to the monetary obligations of Qorus in respect of all unpaid accounts payable and accrued expenses of Qorus as of Closing (other than under the Financial Advisory Agreement) (collectively, the "Pre-Closing Cash Obligations"). Following Closing, to the extent not satisfied by Qorus prior to or at Closing, the Pre-Closing Cash Obligations will be paid in full from the Cash Reserve; provided, however, that in the event the Cash Reserve is not sufficient to pay the Pre-Closing Cash Obligations, KRM Fund shall pay such Pre-Closing Cash Obligations which remain unpaid. To the extent any portion of the Cash Reserve remains after satisfying the Pre-Closing Cash Obligations, the remaining Cash Reserve shall be paid to KRM Fund or its designee. Following the Closing, the Affiliated Companies shall pay and satisfy Qorus' obligations under the agreement with the Transfer Agent, the Financial Advisory Agreement and the Qorus Contracts which arise with respect to the period following Closing.

      6.12 Cash Payments at Closing. At Closing, the Affiliated Companies shall pay, on behalf of Qorus, $250,000 in full payment of the reverse merger fees under the Financial Advisory Agreement (such sum being referred to herein, as the "Company Closing Payment") to Keating Securities, LLC ("Keating Securities").

      6.13 Business Records. At Closing, Qorus shall cause to be delivered to the Company all records and documents relating to Qorus, which Qorus possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Qorus ("Business Records").

      6.14 Reserved.

      6.15 Proxy/Information Statement. As soon as practicable after the Closing, Qorus shall cause its shareholders to approve and adopt of the following matters (the "Stockholder Matters"):

            (a) To approve a 1 for 3 reverse stock split with special treatment for certain of Qorus' stockholders to preserve round lot stockholders ("Reverse Split");

            (b) To approve the change of the name of Qorus to a name selected by the Board;

            (c) To approve the increase in the number of shares of Qorus' authorized common stock from 50,000,000 to 300,000,000; and

            (d) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (c) above.

      In connection therewith, Qorus shall either (i) notice a meeting of its shareholders and with respect thereto prepare a proxy statement pursuant to Regulation 14A promulgated under Section 14 of the Exchange Act (together with any amendments or supplements thereto, the "Proxy Statement") or (ii) upon receipt of the written consent of a sufficient number of its shareholders prepare an information statement pursuant to Regulation 14C promulgated under
Section 14 of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement"). Following Closing, KRM Fund shall reasonably cooperate with Qorus and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to the Company and to Qorus, for Qorus to prepare the Proxy Statement or Information Statement.

      In the event Qorus elects to solicit stockholder approval via a Proxy Statement, as soon as practicable following the Closing, Qorus shall file the Proxy Statement with the SEC and shall cause such Proxy Statement to become definitive and to be mailed to the holders of Qorus' securities entitled to vote at a meeting of stockholders.

      In the event Qorus elects to use an Information Statement and does not solicit stockholder approval via a Proxy Statement, as soon as practicable following the Closing, Qorus shall obtain the written consent of holders of the requisite number of voting securities of Qorus approving the Stockholder Matters, such consent to be effective twenty (20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, Qorus shall file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of Qorus' securities entitled to vote at a meeting of stockholders.

      In the event the Proxy Statement or Information Statement is reviewed by the SEC, Qorus shall respond promptly to any comments of the SEC or its staff with respect to the Proxy Statement or Information Statement and use its reasonable best efforts to have the Proxy Statement or Information Statement cleared by the SEC as soon as practicable after its filing, provided, however, in the event that the substance of any review by the SEC involves or inquires with respect to information, filings, reports, financial statements or other circumstances of Qorus occurring, reported or filed prior to the Closing (the "Pre-Closing Period"), KRM Fund shall, upon the reasonable request of the Company or Qorus, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and Qorus in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Proxy Statement or Information Statement, including, without limitation, providing such information, addressing such comments, and otherwise resolving such matters as may relate to the Pre-Closing Period and any SEC comments relating thereto or any SEC inquiry thereof

                                   ARTICLE VII

                          CONDITIONS TO THE TRANSACTION

      7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Affiliated Companies or Qorus has material operations relating to the transactions contemplated hereby have expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained. The parties expressly acknowledge and agree that any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell will not be a reason for either party to terminate this Agreement or deemed a failure of any condition set forth herein.

            (b) Debt Holder Consents. The lenders under any of the Affiliated Companies or any Subsidiary credit facilities, secured loans, mortgages and other indebtedness for borrowed money shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

            (c) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite actions of the Company's board of directors under the laws of the Cayman Islands and the Company's Charter Documents, and by the requisite actions of the Board of Directors of Qorus under the laws of the State of Florida and Qorus' Charter Documents.

            (d) Articles of Amendment. Prior to Closing, the Board of Directors of Qorus shall have adopted, and Qorus shall have filed with, and had accepted by, the Secretary of State of the State of Florida, the Articles of Amendment attached hereto as Exhibit C.

            (e) Release. Gateway shall have delivered an executed release in favor of all parties to this Agreement and Keating Securities that the Gateway Shares to be issued by the Company prior to Closing are in full settlement of any and all compensation due and payable to them and their affiliates and controlling persons for acting as a finder in connection with this Agreement and the transactions contemplated hereby.

            (f) Agreement of All Shareholders. All Shareholders owning any Shares or equity securities of the Company prior to or at Closing (including Gateway and HHM) shall have executed this Agreement or a counter part hereof evidencing his agreement to exchange his Shares or equity securities of the Company into Qorus' Preferred Shares on the same terms and conditions as each other Shareholder. To the extent applicable, and except for the Option Agreement, the Company shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of the Affiliated Companies or any Subsidiary and terminating all pre-emptive rights.

            (g) Financial Statements; Transaction Form 8-K. The Company shall have delivered to Qorus the U.S. GAAP Financial Statements and the Pro Forma Financial Statements as required by Sections 6.4(c) and 6.4(e) and the Transaction Form 8-K as required by Section 6.4(b), each of which shall be acceptable to Qorus. Qorus shall have filed the Transaction Form 8-K with the SEC at Closing.

            (h) Vero Termination Agreement. Qorus shall have terminated its agreement with Vero Management, LLC, effective at Closing.

            (i) Voting Agreement. KRM Fund and each Shareholder shall have executed and delivered the Voting Agreement by and between the Shareholders and KRM Fund, in the form attached hereto as Exhibit A.

            (j) Blue Sky Laws. Qorus' Preferred Stock to be issued under this Agreement are exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Qorus and the Company and their respective counsels.

            (k) Restructuring Agreements. The Restructuring Agreements, each in a form reasonably acceptable to Qorus, have been duly authorized and executed by the parties thereto, with a copy of each of the foregoing having been delivered to Qorus at or prior to Closing. Prior to Closing, the Company, Shiming and WFOE shall have delivered copies of resolutions by their respective boards of directors and, to the extent necessary, their stockholders, authorizing and approving the Restructuring Agreements.

            (l) Manufacturing Agreements. Shenzhen Yaxun Science & Technology Joint Stock Co., Ltd. ("Shenzhen"), a domestic company with wholly domestic capital registered in the PRC and engaged in the business of manufacturing of high-performance broadband servers, shall have entered into: (i) a Manufacturing Agreement with Shiming, the terms and conditions of which shall be acceptable to Qorus, and (ii) a Technology License Agreement with WFOE, the terms and conditions of which shall be acceptable to Qorus (collectively, such agreements being referred to herein as the "Manufacturing Agreements"). Prior to Closing, Shenzhen, Shiming and WFOE shall have delivered copies of resolutions by their respective boards of directors authorizing and approving the Manufacturing Agreements.

            (m) 14f-1 Information Statement. At least ten (10) days prior to Closing, Qorus shall have filed the 14f-1 Information Statement with the SEC, and Qorus shall have mailed the 14f-1 Information Statement to each of the record stockholders of Qorus, and Qorus shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

            (n) Escrow Agreement. The Company, Qorus, each Shareholder and the Escrow Agent shall have executed and delivered the Escrow Agreement, in the form attached hereto as Exhibit B.

            (o) Capital Deposit and Disclosure Statements. The Capital Deposit shall have been made by the Company, and WFOE shall have obtained an updated business license reflecting the full input of its registered capital. Each Shareholder shall have filed the Disclosure Statements with the appropriate local branch of the State Administration of Foreign Exchange in full compliance with applicable PRC laws.

      7.2 Additional Conditions to Obligations of the Shareholders and the Company. The obligations of the Company and the Shareholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by the Company:

            (a) Representations and Warranties. Each representation and warranty of Qorus contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company and the Shareholders shall have received a certificate with respect to the foregoing signed on behalf of Qorus by an authorized officer of Qorus ("Qorus Closing Certificate").

            (b) Agreements and Covenants. Qorus shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) Director and Officer Resignations and Appointments. Qorus shall have delivered to the Company the Resignations and Resolutions in a form satisfactory to the Company, effective as of the Closing. Qorus shall also have delivered to the Company evidence satisfactory to the Company of the appointment of new directors of Qorus in accordance with Section 6.1 hereof.

            (d) Consents. Qorus shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Qorus.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Qorus shall have occurred since the date of this Agreement.

            (f) No Financial Obligations. Immediately prior to the Closing, Qorus shall have no liabilities or obligations, other than as set forth in
Section 6.11 hereof.

            (g) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Qorus shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB. Qorus shall have prepared and filed with the SEC its Annual Report on Form 10-KSB for the year ended December 31, 2005 on or prior to the Closing, but no later than March 31, 2006.

            (h) Business Records; Resignation Letter. Qorus shall have delivered to the Company the Business Records and the Resignation Letter from Qorus' Accountants.

            (i) Other Deliveries. At Closing, Qorus shall have delivered: (i) to the Escrow Agent, the certificates representing Qorus' Preferred Shares registered in the names of the Shareholders as set forth in Schedule 1.1 hereof (other than Gateway) to be held in accordance with Section 1.8 and the terms of the Escrow Agreement, and to Gateway, the certificates representing Qorus' Preferred Shares registered in Gateway's name (ii) to the Company, copies of resolutions and actions taken by Qorus' board of directors in connection with the approval of this Agreement and the Transactions contemplated hereunder, and
(iii) to the Company, such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

      7.3 Additional Conditions to the Obligations of Qorus. The obligations of Qorus to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Qorus:

            (a) Representations and Warranties. Each representation and warranty of the Affiliated Companies and the Shareholders contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Qorus shall have received a certificate with respect to the foregoing signed on behalf of the Affiliated Companies by an authorized officer of the Affiliated Companies and by each Shareholder with respect to the foregoing ("Closing Certificate").

            (b) Agreements and Covenants. The Affiliated Companies and Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

            (c) Consents. The Affiliated Company and any Subsidiaries shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, including the transactions contemplated by the Restructuring Agreements, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries. The Affiliated Companies and any Subsidiaries have received all certificates, registrations, approvals and permits required by any applicable national, foreign, provincial and local governing bodies and regulatory authorities to permit the Affiliated Companies and any Subsidiaries:
(i) to be listed or quoted, through Qorus' ownership of all Shares of the Company, as a public company on a U.S. exchange or quotation system following the Closing, and (ii) to operate their respective businesses following the Closing including, without limitation, receipt of all WFOE Certifications and SAFE Registrations.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to the Affiliated Companies or any Subsidiaries shall have occurred since the date of this Agreement.

            (e) Accountant Undertaking. The Company shall have delivered to Qorus in a timely manner the Accountant Undertaking, in a form satisfactory to Qorus.

            (f) Closing Payment. At Closing, the Affiliated Companies shall have made the Company Closing Payment required by Section 6.12.

            (g) D&O Information. The Company shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Qorus.

            (h) Change of Accountant Form 8-K; Press Release. The Company shall have delivered the Change of Accountant Form 8-K and Press Release to Qorus, each in a form acceptable to Qorus.

            (i) Financial Advisory Agreement. The Financial Advisory Agreement between Qorus and Keating Securities in the form of Exhibit D hereto, has been authorized and approved by Qorus' board of directors, shall be executed at the Closing by Qorus and Keating Securities, and shall be accepted in writing by the Company, WFOE and Shiming.

            (j) Legal Opinion by PRC Counsel. The legal counsel of Shiming and WFOE in the PRC shall have issued its legal opinion, in the English language and addressed to Qorus and KRM Fund, that (i) each of Shiming and WFOE are duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and have the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, (ii) that the authorized and registered capital and the shares of capital stock outstanding of Shiming and WFOE are in accordance with the representations set forth in Section 3.3 hereof,
(iii) that the Restructuring Agreements and Manufacturing Agreements are each valid and binding upon and enforceable against each of the parties thereto under the laws of the PRC and the laws of any other jurisdiction which may be applicable, (iv) with respect to WFOE, that all registrations, certifications and approvals required to qualify as a wholly foreign owned enterprise ("WFOE Certification") have been received by WFOE, and such WFOE certifications by their terms do not expire and are not revocable for a period of 20 years from the date of issuance, (v) with respect to WFOE, it has filed the applications and disclosure statements for and has received any and all foreign exchange registrations, certifications and approvals as required from the appropriate national and local branches of the State Administration of Foreign Exchange ("SAFE Certifications") in the PRC, which SAFE Certifications allow WFOE to exchange currency of the PRC into currency of the United States and vice versa without limitation, subject to the PRC laws and SAFE rules and regulations, and
(vi) the WFOE Certifications and SAFE Certifications and the continuation thereof are not subject to any conditions which have not already been satisfied, and all disclosure statements and documents related thereto have been duly filed and have been accepted by the PRC authorities without comment or response; (vii) WFOE is entitled to all tax benefits under the PRC and its subdivisions that are enjoyed by a wholly foreign owned enterprise in the PRC, (viii) Shiming owns all real estate (including land use rights) for each property on which Shiming is currently operating in the PRC, (ix) nothing contained in this Agreement or the transactions contemplated hereunder will affect in any way WFOE's status and continued status as a WFOE, and all disclosures regarding this Agreement and the transactions contemplated hereunder have been made to the local or national SAFE authorities and their has been no comment or response to such disclosures; (x) Shiming and WFOE have all proper authority to enter into the Restructuring Agreements and the Manufacturing Agreements and the transactions contemplated thereunder, and the Restructuring Agreements and the Manufacturing Agreements and the transactions contemplated thereunder have been duly authorized and approved by each of their board of directors or comparable governing body and their members or stockholders, and the Restructuring Agreements and the Manufacturing Agreements and the transactions contemplated thereunder do not require any consents or approvals from any governmental bodies or authorities in the PRC or its subdivisions; and (xi) such other matters as reasonably requested by Qorus.

            (k) Legal Opinion by Company's Counsel. The legal counsel of the Company shall have issued its legal opinion, in the English language and addressed to Qorus and KRM Fund, that (i) the Company is duly formed or organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, (ii) that the authorized and registered capital and the shares of capital stock outstanding of the Company is in accordance with the representations set forth in Section 3.3 hereof, (iii) that the Shares are owned by the Shareholders as set forth in Schedule 1.1; (iv) that all issuances of the Shares are in compliance with applicable laws (including applicable securities laws); and (v) the Company has all proper authority to enter into this Agreement and the transactions contemplated hereunder, and this Agreement and the transactions contemplated hereunder have been duly authorized and approved by its board of directors or comparable governing body and its members or stockholders, and this Agreement and the transactions contemplated hereunder do not require any consents or approvals from any governmental bodies or authorities.

            (l) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to the Affiliated Companies or any Subsidiary by each Shareholder and any person to become an officer or director of Qorus following Closing and their respective affiliates (regardless of whether such amounts are due and payable) shall have been paid in full.

            (m) Other Deliveries. At Closing, the Company and/or Shareholders shall have delivered: (i) to Qorus, documents evidencing the exchange of Shares owned by Shareholders, in accordance with Section 1.5, (ii) to the Escrow Agent, stock powers duly endorsed in blank by each Shareholder (other than Gateway), with each Shareholder's signature medallion guaranteed by a national bank, for the transfer of the Escrow Shares as provided in Section 1.8 hereof, (iii) to

Qorus, copies of resolutions and actions taken the each Affiliated Company's board of directors or comparable governing body and its members or stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) to Qorus, such other documents or certificates as shall reasonably be required by Qorus and its counsel in order to consummate the transactions contemplated hereunder.

            (n) Due Diligence; Schedules. Prior to Closing, Qorus shall have completed a due diligence review of the Affiliated Companies (including corporate, legal, business, operations and background checks of persons to be appointed officers and directors of Qorus following the Closing), and such due diligence review shall be acceptable and satisfactory to Qorus in its sole discretion. Prior to Closing, the Company shall have delivered to Qorus any and all necessary schedules with exceptions to the representations and warranties contained in this Agreement in such form as may be acceptable to Qorus.

            (o) Guarantee and Assumption Agreement. WFOE and Shiming shall have delivered a certain Guarantee and Assumption Agreement in such form as reasonably acceptable to Qorus.

            (p) After Market Support Agreement. At or prior to the Closing, the Company and Qorus shall have executed and delivered a certain after market support agreement ("AMS Agreement") with Keating After Market Support, LLC ("KAMS"), with such terms and conditions as mutually acceptable to the Company, Qorus and KAMS, and which shall provide, among other things, that: (i) KAMS shall provide after market support services to Qorus and the Company for a period of one year after the Closing with the monthly retainer to be paid to KAMS for such services being $10,000, (ii) Qorus and the Company shall engage a qualified research firm approved by KAMS to issue an independent research report and provide research coverage on the Qorus and the Company following the Closing, with Qorus and the Company responsible for paying an estimated total cost of $35,000 for an initial independent research report and three subsequent quarterly reports thereafter, and (iii) Qorus and the Company agree to allocate a $300,000 annual budget for third party after market support and investor relations services for the one year period after Closing.

                                  ARTICLE VIII

                                    SURVIVAL

      Except as specifically set forth in Sections 6.11 and 6.15, and Articles II, X and XI hereof ("Surviving Provisions"), all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing. The agreements and covenants of any party contained in the Surviving Provisions which require or contemplate performance by such party after the Closing shall survive (and not be affected in any respect by) the Closing and may be enforced by the parties hereto.

      Each Shareholder hereby jointly and severally indemnifies and holds harmless, and agrees to indemnify and hold harmless, Qorus (from and after the Closing), and its respective directors, officers, shareholders, employees, advisors and agents (collectively, the "Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any material breach or inaccuracy of any representation or warranty contained in Article II of this Agreement, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, had (or purports to have had) any equity interest in the Affiliated Companies, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights hereunder.

      The provisions of this Article VIII shall survive (and not be affected in any respect by) the Closing.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Qorus and the Company;

            (b) by either Qorus or the Company if the Transaction shall not have been consummated for any reason by April 30, 2006; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Qorus or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Qorus set forth in this Agreement, or if any representation or warranty of Qorus shall have become materially untrue, in either case such that the conditions set forth in Section
7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Qorus' representations and warranties or breach by Qorus is curable by Qorus prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from the Company to Qorus of such breach, provided Qorus continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Qorus is cured during such thirty (30)-day period); or

            (e) by Qorus, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Shareholders set forth in this Agreement, or if any representation or warranty of the Company or Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's or Shareholders' representations and warranties or breach by the Company or Shareholders is curable by the Company or Shareholders prior to the Closing Date, then Qorus may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Qorus to the Company and Shareholders of such breach, provided the Company and Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Qorus may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Company or Shareholders is cured during such thirty (30)-day period).

      9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in this Section 9.2, Section 9.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement.

      9.3 Fees and Expenses. Except as provided in Sections 6.11 and 6.12, all fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, the Affiliated Companies shall be responsible for any and all costs and expenses incurred in connection with the preparation and filing of the Transaction Form 8-K (including the preparation of the U.S. GAAP Financial Statements and the Pro Forma Financial Statements contained therein).

      9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Qorus, the Company and each Shareholder. No amendment to the rights and obligations of KRM Fund under this Agreement shall be effective unless signed in writing by KRM Fund.

      9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                    ARTICLE X

                             POST-CLOSING COVENANTS

      10.1 Post-Closing Covenants. The Shareholders and the Company acknowledge that the agreements contained in this Section 10.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Qorus would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Qorus or the Affiliated Companies to satisfy, perform and comply with the covenants set forth in this Section 10.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on Qorus and the investment of KRM Fund in Qorus. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Qorus agrees to satisfy, perform and comply with, and the Shareholders and the Company agree to cause Qorus and the Affiliated Companies to satisfy, perform, and comply with, the following agreements and covenants:

            (a) Remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and to remain quoted on, at a minimum, the OTC BB.

            (b) Within ninety days following the Closing, Qorus' board of directors will satisfy the independence, audit and compensation committee and other corporate governance requirements under the SOX Act, the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or AMEX as selected by Qorus, whether or not Qorus Common Stock is listed or quoted, or qualifies for listing or quotation, on such national exchanges.

            (c) Qorus files within the statutory time limits any required filings or notifications with the SEC, NASDAQ and any other federal, state or regulatory agency including any agency or organization with jurisdiction over any exchange on which Qorus' securities are listed or traded, and responds in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K and the U.S. GAAP Financial Statements contained therein.

            (d) (i) Certify in writing to any person holding restricted shares of Qorus Common Stock as of the date of this Agreement that Qorus has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports, upon being informed in writing by such person of its intent to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), (ii) if any certificate representing any restricted shares of Qorus Common Stock is presented to Qorus' Transfer Agent for registration of transfer in connection with any sale theretofore made or to be made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Qorus and its counsel that such transfer has complied with the requirements of Rule 144 or 145 ("Opinion"), as the case may be, promptly instruct the Transfer Agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend, and (iii) in the event Qorus' counsel is unwilling or unable to issue such Opinion, Qorus hereby agrees to accept, and shall instruct its counsel to accept, an Opinion of counsel selected by such person, and Qorus and its counsel shall hereby authorize the Transfer Agent to accept the opinion of such other counsel (or such other counsel selected by such person) for such purposes ("Transfer Agent Authorization"), which Transfer Agent Authorization shall be delivered to Transfer Agent prior to Closing, with a copy to KRM Fund.

            (e) Qorus and the Company shall be in compliance with the terms and conditions of the Financial Advisory Agreement and the AMS Agreement.

            (f) Hold meetings of Qorus' board of directors at least once each fiscal quarter during the fiscal years ending December 31, 2006 and 2007; and schedule regular meetings for the audit and compensation committee, with advance notice to all directors, and insure that such committee meetings are properly held as scheduled.

            (g) Engage certified public accountants that are at all times registered with PCAOB and, in the event Qorus' certified public accountants resign or are terminated for any reason, Qorus shall promptly engage a new certified public accountant registered with PCAOB.

            (h) Adopt proper disclosure, insider trading and code of ethics policies to the extent required by law or applicable regulation.

            (i) Pay, when due, all transfer agent fees, listing fees and any other fees the non-payment of which may adversely effect compliance with applicable laws and regulations (including securities laws and regulations) or the listing or quotation of Qorus' securities.

            (j) File all tax returns of any kind in a timely manner, and pay, when due, all tax obligations of any kind or nature.

            (k) Within ninety (90) days following the Closing, Qorus and the Company will commence a private placement offering of equity or debt capital (up to $5,000,000 or such greater amount as agreed to by the parties) for Qorus on terms, conditions and uses of proceeds to be mutually agreed to by Qorus, the Company, Keating Securities and the investors, will provide Keating Securities with a private placement memorandum for such offering, and will enter into a placement agreement with Keating Securities consistent with the terms of the Financial Advisory Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a) if to Qorus, to:

            Qorus.com, Inc.
            936 Beachland Boulevard, Suite 13
            Vero Beach, FL USA 32963
            Attn: Kevin R. Keating, President
            (772) 231-7544 telephone
            (772) 231-5947 telecopy

            (b) if to the Company or Shareholders (or if to Qorus after the Closing), to:

            Shiming (Xi'an) Enterprise Management Consulting Co., Ltd. c/o Shiming Wang
            No. 2, 12th Floor,
            Gaoxin 2nd Road, Shaanxi Security Plaza,
            Xi'an High Tech and New Technology Development Zone,
            Xi'an, Shaanxi Province, China 710075,
            +86-29-88480517___ telephone
            +86-29-88480529-8000 telecopy

            with a copy to:

            Darren Ofsink, Esq.
            Guzov Ofsink, LLC
            600 Madison Avenue, 14th Floor
            New York, New York 10022
            (212) 371-8008 telephone
            (212) 688-7273 telecopy

      11.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which the Affiliated Companies or Qorus operates, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The signatures hereto may be evidenced by facsimile copy or in electronic form, each of which shall be treated as original signatures hereto.

      11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the financial advisory agreement dated December 20, 2005 between Keating Securities and Shiming shall terminate and be of no further force or effect upon the execution of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

      11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the China International Economic and Trade Arbitration Commission ("CIETAC") in its office in Hong Kong. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the CIETAC pursuant to CIETAC rules. The arbitration shall in all respects be governed and conducted by applicable CIETAC rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Hong Kong and all proceedings shall be conducted in English. The arbitrator shall supply a written opinion supporting any award, including a statement of facts and conclusions of law, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the CIETAC and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

               [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                        QORUS.COM, INC.

                                        By: /s/ Kevin R. Keating
                                            ------------------------------------
                                            Kevin R. Keating, President


                                        SHIMING (CAYMAN) CO., LTD

                                        By: /s/ Shiming Wang
                                            ------------------------------------
                                            Shiming Wang, Chairman & President


                                        KEATING REVERSE MERGER FUND, LLC

                                        By: /s/ Timothy J. Keating
                                            ------------------------------------
                                            Timothy J. Keating, Manager

                                  SHAREHOLDERS:


                                        Shaanxi Meixian Shiming Non-Ferrous
                                        Metallurgy Co., Ltd. ("Meixian")

                                        By: /s/ Shiming Wang
                                            ------------------------------------
                                            Shiming Wang, Chairman & President

                                        /s/ Shiming Wang
                                        ----------------------------------------
                                        Shiming Wang (PRC ID Card No.:
                                        610326570221061), Individually

                                        /s/ Nairang Liu
                                        ----------------------------------------
                                        Nairang Liu (PRC ID Card No.:
                                        610326631127043), Individually

                                        /s/ Liehua Wang
                                        ----------------------------------------
                                        Liehua Wang (PRC ID Card No.:
                                        610421541129002), Individually

                                        /s/ Genyun Qu
                                        ----------------------------------------
                                        Genyun Qu (PRC ID Card No.:
                                        610421501011001), Individually

                                        /s/ Rui Wang
                                        ----------------------------------------
                                        Rui Wang (PRC ID Card No.:
                                        610326810124041), Individually

                                        /s/ Ziyuan Lu
                                        ----------------------------------------
                                        Ziyuan Lu (PRC ID Card No.:
                                        610102621205358), Individually

                                        /s/ Yan Luo
                                        ----------------------------------------
                                        Yan Luo (PRC ID Card No.:
                                        51012619720106140X), Individually

                                        /s/ Cunhu Yang
                                        ----------------------------------------
                                        Cunhu Yang (PRC ID Card No.:
                                        610104196210016177), Individually

                                        /s/ Wanjun Shu
                                        ----------------------------------------
                                        Wanjun Shu (PRC ID Card No.:
                                        610124510805001), Individually

                                        /s/ Rui Wang
                                        ----------------------------------------
                                        Rui Wang, as Trustee under the Shiming
                                        Voting Trust dated January 24, 2006


                                        Worldwide Gateway Co., Ltd.

                                        By: /s/ Andy Lai
                                            -----------------------------------
                                            Andy Lai, President


                                        HHM International, Inc.

                                        By: /s/ Haimei Huang
                                            ------------------------------------
                                            Haimei Huang, Member and Director

                         Index of Exhibits and Schedules

Exhibits

Exhibit A -Voting Agreement

Exhibit B - Escrow Agreement

Exhibit C - Articles of Amendment to the Articles of Incorporation of Qorus.com, Inc.

Exhibit D - Financial Advisory Agreement

Schedules

Schedule

Schedule 1.1 - Company Share Ownership and Allocation

Company Schedules - To Be Provided Prior to Closing

Qorus Schedules

Schedule 5.1 - Parties' Conduct Prior to Closing